UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2026

VistaOne, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56714	33-1386882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, 20th Floor San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

(415) 765-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01. Other Events.

Transactional Net Asset Value

The Transactional NAV per Unit for each class of the Fund as of May 31, 2026, is as follows:

Class of Units	Transactional NAV per Unit
Class A-B	$30.91
Class B	$30.83
Class A-D	$31.04
Class A-I	$31.09
Class I	$31.01
Class A-S	$30.79
Class S	$30.70
Class E	$32.47
Class R	$25.31

As of May 31, 2026, no Class D or Class V Units were outstanding.

The Fund calculates Transactional NAV for purposes of establishing the price at which subscriptions and repurchases of the Fund’s Units are made. The Fund will also post the Transactional NAV per Unit on its website at https://pws.vistaequitypartners.com, but the contents of the website are not incorporated by reference in or otherwise a part of this Current Report on Form 8-K.

For additional information, please refer to Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Transactional Net Asset Value as of May 31, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaOne, L.P.

Date: June 29, 2026	By:	/s/ Heather Wilkins
	Name:	Heather Wilkins
	Title:	Principal Financial Officer and Principal Accounting Officer